                                                                      EXHIBIT 1





                     INNISBROOK RENTAL POOL LEASE OPERATION
                            Memorandum of Procedure
                                     under
            Letter Agreement Life-Safety Equipment - March 23, 1993
                                      for
                   Deductions from Rental Pool Distributions




         The primary purpose of this memorandum is to set forth the methodology by which reimbursements to Golf Host Resorts (GHR) for amounts expended for life-safety improvements (fire sprinklers and electronic door locks) are to be estimated and deducted from amounts otherwise available for distribution to rental pool participants.

         Not later than April 15 of any year in which there remains any unreimbursed amount, GHR in cooperation with the Lessors' Advisory Committee
(LAC) shall estimate the total rental pool distribution for such year. This estimate shall be updated on ninety-day intervals.

         For the first quarter, if such estimate exceeds the threshold of $7,375,000, then 50% of such excess is the Preliminary Reimbursement Requirement (PRR) (This would be limited to the actual balance due). The PRR shall be allocated to the first quarter based upon such quarter's ratio to the total estimate, then allocated, based upon room revenues, to the respective months.

         For the balance of the year, the PRR allocation to the then current quarter shall be likewise determined and, in addition, such quarter shall be adjusted to include a prorata portion of the impact, if any, of the updated estimate on prior quarters. Based upon annual audited results, any PRR quarterly deduction variances for a given year shall be combined with the respective quarterly PRR allocations in the immediately subsequent year.

                          RENTAL POOL LEASE OPERATIONS



The following unaudited financial statements of the Innisbrook Rental Pool Lease Operation and the Tamarron Rental Pool Lease Operation (the Rental Pools) are for the quarter and six months ended June 30, 1995.

The operations of the Rental Pools are tied closely to that of Golf Host Resorts, Inc. (the Company), and provide for distribution of a percentage of the Company's room revenues, as defined in the Rental Pool Master Lease Agreements, to participating condominium owners (Participants).

The operations of the Rental Pools are more fully discussed in Form 10-K, for the fiscal year ended December 31, 1994 (File No. 2-64309).

                    INNISBROOK RENTAL POOL LEASE OPERATION
                                BALANCE SHEETS
                             JUNE 30, 1995 AND 1994

                               DISTRIBUTION FUND

                                                                                         1995           1994
                                                                                      ----------     ----------
                                                   ASSETS

RECEIVABLE FROM GOLF HOST RESORTS, INC.
  FOR DISTRIBUTION - FULLY SECURED                                                    $1,790,199     $1,651,755
INTEREST RECEIVABLE FROM MAINTENANCE ESCROW FUND                                          14,308          6,728
                                                                                      ----------     ----------
                                                                                      $1,804,507     $1,658,483
                                                                                      ==========     ==========

                                LIABILITIES AND PARTICIPANTS' FUND BALANCES

DUE TO PARTICIPANTS FOR DISTRIBUTION                                                  $1,585,920     $1,492,001
DUE TO MAINTENANCE ESCROW FUND                                                           182,587        166,482
DUE TO GOLF HOST RESORTS, INC. FOR
  LIFE-SAFETY EQUIPMENT (1)                                                               36,000           -
PARTICIPANTS' FUND BALANCES                                                                 -              -
                                                                                      ----------     ----------
                                                                                      $1,804,507     $1,658,483
                                                                                      ==========     ==========

                                           MAINTENANCE ESCROW FUND

                                                   ASSETS

CASH AND CASH EQUIVALENTS                                                             $1,350,282     $  735,423
INVENTORIES                                                                                  251          5,184
RECEIVABLE FROM DISTRIBUTION FUND                                                        182,587        166,482
INTEREST RECEIVABLE                                                                       13,549          3,837
                                                                                      ----------     ----------
                                                                                      $1,546,669     $  910,926
                                                                                      ==========     ==========

                                LIABILITIES AND PARTICIPANTS' FUND BALANCES

ACCOUNTS PAYABLE                                                                      $  115,136     $   23,515
INTEREST PAYABLE TO DISTRIBUTION FUND                                                     14,308          6,728
CARPET CARE RESERVE                                                                       55,603         80,608
PARTICIPANTS' FUND BALANCES                                                            1,361,622        800,075
                                                                                      ----------     ----------
                                                                                      $1,546,669     $  910,926
                                                                                      ==========     ==========


(1) As discussed in Note 3 to the Financial Statements of the Innisbrook Rental Pool Lease Operation for the year ended December 31, 1994 (contained in Golf Host Resorts, Inc. Form 10-K filing for 1994), reimbursement of life-safety equipment costs becomes due as certain distribution levels are achieved. Such reimbursements amounted to $36,000 and $130,000 for the quarters ended June 30, 1995 and March 31, 1995, respectively. As of June 30, 1995, $1,656,119 of principal (after application of the current quarter reimbursement of $36,000) remained unpaid.


These statements were prepared from the books and records of the Rental Pool without audit and, in the opinion of management, include all adjustments which are necessary for a fair presentation.

                     INNISBROOK RENTAL POOL LEASE OPERATION
                            STATEMENTS OF OPERATIONS
          FOR THE QUARTERS AND SIX MONTHS ENDED JUNE 30, 1995 AND 1994

                               DISTRIBUTION FUND

                                            Current Quarter                   Year-to-Date
                                      ---------------------------      ---------------------------
                                          1995            1994             1995            1994
                                      -----------     -----------      -----------     -----------
GROSS REVENUES                        $ 3,544,678     $ 3,169,184      $ 9,767,386     $ 8,189,236
                                      -----------     -----------      -----------     -----------

REDUCTIONS:
  Agents' commissions                     140,450         102,140          241,478         270,428
  Audit fees                                3,000           2,850            5,850           5,700
                                      -----------     -----------      -----------     -----------
                                          143,450         104,990          247,328         276,128
                                      -----------     -----------      -----------     -----------
ADJUSTED GROSS REVENUES                 3,401,228       3,064,194        9,520,058       7,913,108
MANAGEMENT FEE                         (1,598,577)     (1,440,171)      (4,474,427)     (3,719,161)
                                      -----------     -----------      -----------     -----------
GROSS INCOME DISTRIBUTION               1,802,651       1,624,023        5,045,631       4,193,947

ADJUSTMENTS TO GROSS INCOME
  DISTRIBUTION:
    Corporate complimentary
      occupancy fees                        1,766           1,589            3,210           3,542
    Occupancy fees                       (365,165)       (332,957)        (813,416)       (711,064)
    Advisory Committee expenses           (21,325)        (19,754)         (41,737)        (42,887)
    Life-safety reimbursement             (36,000)           -            (166,000)           -
                                      -----------     -----------      -----------     -----------
NET INCOME DISTRIBUTION                 1,381,927       1,272,901        4,027,688       3,443,538

ADJUSTMENTS TO NET INCOME
  DISTRIBUTION:
  Occupancy fees                          365,165         332,957          813,416         711,064
  Hospitality suite fees                      770           4,344            2,727           9,096
  Greens fees                              23,407          21,818           61,076          57,480
  Additional participation credit          18,930          19,735           38,265          39,710
                                      -----------     -----------      -----------     -----------

AMOUNT AVAILABLE FOR DISTRIBUTION
  TO PARTICIPANTS                     $ 1,790,199     $ 1,651,755      $ 4,943,172     $ 4,260,888
                                      ===========     ===========      ===========     ===========


  Average daily distribution          $     21.63     $     19.34      $     31.19     $     26.33
  Average room rate                   $     94.08     $     90.77      $    115.38     $    109.92
  Room nights                              37,679          34,915           84,652          74,505
  Occupancy percentage                       45.5%           40.9%            53.4%           46.0%
  Average number of available units           909             938              876             894

     These statements were prepared from the books and records of the Rental Pool without audit and, in the opinion of management, include all adjustments which are necessary for a fair presentation.

                     INNISBROOK RENTAL POOL LEASE OPERATION
              STATEMENTS OF CHANGES IN PARTICIPANTS' FUND BALANCES
          FOR THE QUARTERS AND SIX MONTHS ENDED JUNE 30, 1995 AND 1994

                               DISTRIBUTION FUND

                                                          CURRENT QUARTER                 YEAR-TO-DATE
                                                     ---------------------------    ----------------------------
                                                        1995            1994           1995             1994
                                                     -----------     -----------    -----------      -----------
BALANCE, beginning of period                         $      -        $      -       $      -         $      -

ADDITIONS:
  Amounts available for distribution
         before life-safety reimbursement              1,790,199       1,651,755      4,943,172        4,260,888
  Interest received or receivable from
         Maintenance Escrow Fund                          14,308           6,728         24,771           11,863

REDUCTIONS:
  Amounts withheld for Maintenance Escrow Fund          (182,587)       (166,482)      (406,717)        (355,539)
  Amounts due Golf Host Resorts, Inc. for
     life-safety reimbursement                           (36,000)           -          (166,000)            -
  Amounts accrued or paid to participants             (1,585,920)     (1,492,001)    (4,395,226)      (3,917,212)
                                                     -----------     -----------    -----------      -----------

BALANCE, end of period                               $      -        $      -       $      -         $      -
                                                     ===========     ===========    ===========      ===========


                                                 MAINTENANCE ESCROW FUND

BALANCE, beginning of period                         $ 1,128,267     $   905,831    $   851,207      $   733,465

ADDITIONS:
  Amounts withheld from occupancy fees                   182,587         166,482        406,717          355,539
  Interest earned                                         14,308           6,728         24,771           11,863
  Charges to participants to establish
       or restore escrow balances                        497,298         142,276        716,841          332,791

REDUCTIONS:
  Maintenance charges                                   (433,696)       (382,959)      (588,992)        (565,257)
  Carpet care reserve deposit                             (3,655)        (13,318)        (8,141)         (28,442)
     Interest accrued or paid to
       Distribution Fund                                 (14,308)         (6,728)       (24,771)         (11,863)
  Refunds to participants as prescribed
    by Master Lease Agreement                             (9,179)        (18,237)       (16,010)         (28,021)
                                                     -----------     -----------    -----------      -----------

BALANCE, end of period                               $ 1,361,622     $   800,075    $ 1,361,622      $   800,075
                                                     ===========     ===========    ===========      ===========


     These statements were prepared from the books and records of the Rental Pool without audit and, in the opinion of management, include all adjustments which are necessary for a fair presentation.

                     TAMARRON RENTAL POOL LEASE OPERATION
                                BALANCE SHEETS
                             JUNE 30, 1995 AND 1994

                               DISTRIBUTION FUND

                                                                         1995             1994
                                                                       =========       ==========
                                             ASSETS

CASH                                                                   $    1,000      $    1,000
RECEIVABLE FROM GOLF HOST RESORTS, INC.
  FOR DISTRIBUTION                                                        374,840         413,130
INTEREST RECEIVABLE FROM MAINTENANCE ESCROW FUND                              521           1,468
                                                                       ----------      ----------
                                                                       $  376,361      $  415,598
                                                                       ==========      ==========


                           LIABILITIES AND PARTICIPANTS' FUND BALANCES

DUE TO PARTICIPANTS FOR DISTRIBUTION                                   $  307,941      $  355,411
DUE TO MAINTENANCE ESCROW FUND                                             68,420          60,187
PARTICIPANTS' FUND BALANCES                                                  -               -
                                                                       ----------      ----------
                                                                       $  376,361      $  415,598
                                                                       ==========      ==========


                                     MAINTENANCE ESCROW FUND

                                             ASSETS

CASH AND CASH EQUIVALENTS                                              $   99,949      $  138,600
DUE FROM DISTRIBUTION FUND                                                 68,421          60,187
INVENTORY:
  Linen                                                                   109,303          63,454
  Materials and supplies                                                   13,538          12,406
DEPOSITS                                                                   62,837
                                                                       ----------      ----------
                                                                       $  354,048      $  274,647
                                                                       ==========      ==========


                                       LIABILITIES AND PARTICIPANTS' FUND BALANCES

ACCOUNTS PAYABLE                                                       $    2,014      $    1,631
INTEREST PAYABLE TO DISTRIBUTION FUND                                         521           1,468
PARTICIPANTS' FUND BALANCES                                               351,513         271,548
                                                                       ----------      ----------
                                                                       $  354,048      $  274,647
                                                                       ==========      ==========


These statements were prepared from the books and records of the Rental Pool without audit and, in the opinion of management, include all adjustments which are necessary for a fair presentation.

                      TAMARRON RENTAL POOL LEASE OPERATION
                            STATEMENTS OF OPERATIONS
          FOR THE QUARTERS AND SIX MONTHS ENDED JUNE 30, 1995 AND 1994

                               DISTRIBUTION FUND

                                                   CURRENT QUARTER                 YEAR-TO-DATE
                                             ---------------------------    --------------------------
                                                 1995            1994           1995           1994
                                             -----------     -----------    -----------    -----------
GROSS REVENUES                               $   859,343     $   958,430    $ 1,474,261    $ 1,470,575

REDUCTIONS:
  Advertising and promotional expenses            31,463          33,876         48,721         77,403
  Agents' commissions                             77,341          98,541        132,684        115,442
  Audit fees                                       2,529           2,451          4,980          4,901
                                             -----------     -----------    -----------    -----------
                                                 111,333         134,868        186,385        197,746
                                             -----------     -----------    -----------    -----------
ADJUSTED GROSS REVENUES                          748,010         823,562      1,287,876      1,272,829
MANAGEMENT FEE                                  (374,005)       (411,781)      (643,938)      (636,415)
                                             -----------     -----------    -----------    -----------
GROSS INCOME DISTRIBUTION                        374,005         411,781        642,938        636,414

ADJUSTMENTS TO GROSS INCOME
  DISTRIBUTION:
    Corporate complimentary
      occupancy fees                                 730             676          1,464          1,615
    Occupancy fees                               (75,742)        (92,552)      (149,853)      (153,509)
    Designated items                             (25,381)        (11,382)       (34,978)       (25,750)
    Advisory Committee expenses                   (4,168)         (1,529)        (5,692)        (2,599)
                                             -----------     -----------    -----------    -----------
POOLED INCOME                                    269,444         306,994        454,879        456,171

ADJUSTMENTS TO POOLED INCOME:
  Hospitality suite fees                             105             673            105            673
  Occupancy fees                                  75,742          92,552        149,853        153,509
                                             -----------     -----------    -----------    -----------

NET INCOME DISTRIBUTION                      $   345,291     $   400,219    $   604,837    $   610,353
                                             ===========     ===========    ===========    ===========



  Average daily distribution                 $     13.42     $     15.06    $     12.02    $     11.63
  Average room rate                          $     91.54     $     83.66    $     79.29    $     76.25
  Room nights                                      9,388          11,456         18,594         19,285
  Occupancy percentage                              36.5%           43.1%          37.0%          36.7%
  Average number of available units                  283             292            278            290


     These statements were prepared from the books and records of the Rental Pool without audit and, in the opinion of management, include all adjustments which are necessary for a fair presentation.

                      TAMARRON RENTAL POOL LEASE OPERATION
              STATEMENTS OF CHANGES IN PARTICIPANTS' FUND BALANCES
          FOR THE QUARTERS AND SIX MONTHS ENDED JUNE 30, 1995 AND 1994

                              DISTRIBUTION FUND

                                                       CURRENT QUARTER                  YEAR-TO-DATE
                                                 ---------------------------     --------------------------
                                                     1995            1994            1995           1994
                                                 -----------     -----------     -----------    -----------
BALANCE, beginning of period                     $      -        $      -        $      -       $      -

ADDITIONS:
  Amounts available for distribution                 345,291         400,219         604,836        610,353
  Interest received or receivable from
    Maintenance Escrow Fund                              521           1,468           2,830          2,626

REDUCTIONS:
  Amounts withheld for Maintenance Escrow Fund       (37,871)        (46,277)        (74,927)       (76,756)
  Amounts accrued or paid to participants           (307,941)       (355,410)       (532,739)      (536,223)
                                                 -----------     -----------     -----------    -----------
BALANCE, end of period                           $      -        $      -        $      -       $      -
                                                 ===========     ===========     ===========    ===========


                            MAINTENANCE ESCROW FUND

BALANCE, beginning of period                     $   428,979     $   267,265     $   397,655    $   258,562

ADDITIONS:
  Amounts withheld from occupancy fees                37,871          46,277          74,927         76,756
  Interest earned                                        521           1,468           2,830          2,626
  Reimbursement of designated items                   25,381          11,382          34,978         25,750
  Charges to participants to establish
    or restore escrow balances                        30,085           9,377          77,066         15,517

REDUCTIONS:
  Maintenance and inventory charges                  (70,620)        (46,395)       (100,657)       (69,090)
  Refurbishing charges                               (73,902)           (261)        (82,778)          (261)
  Interest accrued or paid to
    Distribution Fund                                   (521)         (1,468)         (2,830)        (2,626)
  Designated items                                   (25,381)        (11,382)        (34,978)       (25,750)
  Refunds to participants as prescribed
    by Master Lease Agreement                           (900)         (4,715)        (14,700)        (9,936)
                                                 -----------     -----------     -----------    -----------

BALANCE, end of period                           $   351,513     $   271,548     $   351,513    $   271,548
                                                 ===========     ===========     ===========    ===========


     These statements were prepared from the books and records of the Rental Pool without audit and, in the opinion of management, include all adjustments which are necessary for a fair presentation.